EXHIBIT 4.2

EIGHTH SUPPLEMENTAL INDENTURE
EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of August 30, 2016, among all the entities listed on Schedule I (the “Guaranteeing Subsidiaries”) (or their permitted successors), T-Mobile USA, Inc., as successor to MetroPCS Wireless Inc. (in such successor capacity, the “Company” pursuant to Section 5.01 of the Indenture referred to herein), the other Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Companies America, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 19, 2013 (the “Base Indenture”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 19, 2013 (the “First Supplemental Indenture”), providing for the issuance of the Company’s 6.250% Senior Notes due 2021 (the “2021 Notes”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture, dated as of March 19, 2013 (the “Second Supplemental Indenture”), providing for the issuance of the Company’s 6.625% Senior Notes due 2023 (together with the 2021 Notes, the “Notes”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture, dated as of April 29, 2013 (the “Third Supplemental Indenture”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of May 1, 2013 (the “Fourth Supplemental Indenture”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fifth Supplemental Indenture, dated as of July 15, 2013 (the “Fifth Supplemental Indenture”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixth Supplemental Indenture, dated as of August 11, 2014 (the “Sixth Supplemental Indenture”);
WHEREAS, the Company has heretofore executed and delivered to the Trustee a Seventh Supplemental Indenture, dated as of September 28, 2015 (the “Seventh Supplemental Indenture”; the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, and the Seventh Supplemental Indenture, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture with respect to the Notes on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Eighth Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee, intending to be legally bound, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional guarantee of the Notes on the terms and subject to the conditions set forth herein and in the Indenture including but not limited to Article X of the Base Indenture, as heretofore amended and supplemented.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Eighth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    THIS EIGHTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
5.    COUNTERPARTS. This Eighth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

C700-Albuquerque-A LLC
C700-Boise City-A LLC
C700-Charleston-A LLC
C700-Columbus-A LLC
C700-Ft. Myers-A LLC
C700-Jacksonville-A LLC
C700-Richmond-A LLC
C700-Salt Lake City-A LLC
C700-Sarasota-A LLC
C700-Savannah-A LLC
Cavalier Albany GA, LLC
Cavalier Albany NY, LLC
Cavalier Augusta, LLC
Cavalier Beaumont, LLC
Cavalier Buffalo, LLC
Cavalier C Christi TX, LLC
Cavalier Charlotte, LLC
Cavalier Columbia, LLC
Cavalier Fayetteville, LLC
Cavalier Greensboro, LLC
Cavalier Greenville, LLC
Cavalier Harrisburg, LLC
Cavalier Honolulu, LLC
Cavalier Lexington, LLC
Cavalier Louisville, LLC
Cavalier McAllen, LLC
Cavalier Spokane, LLC
Cavalier State College, LLC
Cavalier Staunton, LLC
Cavalier Syracuse, LLC
Cavalier Tallahassee, LLC
Cavalier Toledo, LLC

By: /s/ David A. Miller
Name: David A. Miller
Title: Manager

[Eighth Supplemental Indenture to Indenture dated as of March 19, 2013]

T-MOBILE USA, INC.

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and
Chief Financial Officer

T-MOBILE US, INC.

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and
Chief Financial Officer

[Eighth Supplemental Indenture to Indenture dated as of March 19, 2013]

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and
Chief Financial Officer

[Eighth Supplemental Indenture to Indenture dated as of March 19, 2013]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Trustee

By: /s/ Carol Ng
Carol Ng
Vice President

By: /s/ Li Jiang
Li Jiang
Vice President

[Eighth Supplemental Indenture to Indenture dated as of March 19, 2013]

Schedule I

C700-Albuquerque-A LLC
C700-Boise City-A LLC
C700-Charleston-A LLC
C700-Columbus-A LLC
C700-Ft. Myers-A LLC
C700-Jacksonville-A LLC
C700-Richmond-A LLC
C700-Salt Lake City-A LLC
C700-Sarasota-A LLC
C700-Savannah-A LLC
Cavalier Albany GA, LLC
Cavalier Albany NY, LLC
Cavalier Augusta, LLC
Cavalier Beaumont, LLC
Cavalier Buffalo, LLC
Cavalier C Christi TX, LLC
Cavalier Charlotte, LLC
Cavalier Columbia, LLC
Cavalier Fayetteville, LLC
Cavalier Greensboro, LLC
Cavalier Greenville, LLC
Cavalier Harrisburg, LLC
Cavalier Honolulu, LLC
Cavalier Lexington, LLC
Cavalier Louisville, LLC
Cavalier McAllen, LLC
Cavalier Spokane, LLC
Cavalier State College, LLC
Cavalier Staunton, LLC
Cavalier Syracuse, LLC
Cavalier Tallahassee, LLC
Cavalier Toledo, LLC